SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 23, 2002

DELPHAX TECHNOLOGIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	0-10691	41-1392000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 Whitewater Drive
Minnetonka, Minnesota	55343-9420

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 939-9000

SIGNATURE
EX-99.1 Agreement with Shareholders
EX-99.2 Amendment No. 1 to Rights Agreement

Item 5. Other Events and Regulation FD Disclosure.

     On September 23, 2002, the Company and the holders (hereinafter the “Shareholders”) of 14.51% of the Company’s outstanding shares of Common Stock as reported on Schedule 13D (Amendment No. 4 dated June 2002) agreed to permit the Shareholders to purchase up to 19.9% of the Company’s Common Stock without triggering the Company’s Rights Agreement with Wells Fargo Bank Minnesota, N.A. (the “Rights Agreement”). The Shareholders’ right to acquire up to 19.9% of the Company’s Common Stock is subject to the Shareholders’ representation and warranty to the Company that the shares are held for investment purposes only, and without the intent to change control of the Company. On September 23, 2002, the Company amended its Rights Agreement to permit the Shareholders to become beneficial owners of up to 19.9% of the Company’s Common Stock without the Shareholders being considered an “Acquiring Person” under the Rights Agreement.

Item 7. Exhibits.

99.1	Agreement between the Company and Shareholders;
99.2	Amendment No.1 dated September 23, 2002 to Rights Agreement between the Company and Wells Fargo Bank Minnesota N.A.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DELPHAX TECHNOLOGIES INC.

	By	/s/ Robert Barniskis
Robert Barniskis, Chief Financial Officer

Dated: September 23, 2002